Exhibit 99.1

SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (“Agreement”) is made on October 1, 2006 (the “Effective Date”), between Catalina Marketing Corporation (“Catalina”) and __________________________ (“you”). When this Agreement refers to your employment with or obligations to Catalina, that reference means not only Catalina but also its subsidiaries, affiliates, predecessors and successors (the “Group”).

WHEREAS, you are Catalina’s [insert title];

WHEREAS, Catalina recognizes your contributions to the company, encourages your continued excellent performance for Catalina and its subsidiaries, and wishes to give you the opportunity to obtain severance if your employment terminates under the conditions described below; and

WHEREAS, for the same reasons, Catalina is providing you with additional benefits under a Change of Control Agreement with you on this same date (the “Change of Control Agreement”);

NOW THEREFORE, in consideration of the attached mutual agreements and the Change of Control Agreement, we agree as follows:

1.             Term of this Agreement. This Agreement begins on the Effective Date and ends on October 1, 2011, unless your employment with Catalina terminates earlier under Section 3.

2.             At Will Employment. Because you are an “at will” employee with Catalina, either you or Catalina may end your employment at any time and for any reason with or without notice. This Agreement does not change your status as an “at will” employee or affect your right or Catalina’s right to terminate your employment with or without cause, reason or notice.

3.	Severance

(a)           Rights and Duties. If Catalina terminates your employment, you are entitled to the amounts and benefits shown in the applicable box of the following table, subject to the balance of this Section 3. You and Catalina will then have no further obligations to each other, except those provided by the Company’s by-laws and insurance policies, your obligations under Section 4, your obligations under the [Employee Confidentiality Agreement dated [insert date] you signed], our agreements regarding arbitration of disputes under Section 6, or as otherwise explained in any written agreement you later sign with Catalina, such as a general release in the form attached as Exhibit A (the “General Release Agreement”), and by law. Catalina will not reduce your severance benefits by any other compensation you earn from another activity during the Severance period so long as you do not violate any of the provisions of Section 4.

IF YOU RESIGN OR IF CATALINA TERMINATES YOU FOR CAUSE

Catalina will pay or provide you, when due, (1) any unpaid base salary, expense reimbursements, and vacation days earned before termination of employment, (2) any earned and unpaid balance of any bonus for the fiscal year before the one in which the termination occurred, and (3) other unpaid vested amounts or benefits under Catalina compensation, incentive and benefit plans. Except as described in Section 16, those payments will be made in accordance with Catalina’s customary payment practices.

IF CATALINA TERMINATES YOU OTHER THAN FOR CAUSE, DISABILITY OR DEATH

Catalina will pay you all the benefits in the top box above AND, in exchange for and when you sign the General Release Agreement, Catalina will pay an amount equal to a prorated bonus at the “cut in” level (that is, currently, 50% of the target bonus) for the portion of the fiscal year prior to the effective date of your termination (the “Prorated Cut-In Bonus”) and Catalina will continue to pay you your base salary for 52 weeks after the effective date of your termination (the “Severance Period”). Also, in the event that Catalina achieves or exceeds the targets established for the purposes of the payment of target bonus for the bonus program relating to the fiscal year during which the termination of your employment becomes effective, Catalina will pay you an additional amount equal to the difference between a prorated amount of 100% of your target bonus for such year (for the portion of the fiscal year prior to the effective date of your termination) and your Cut-In Bonus. Such additional amount will be paid within 15 business days following determination by the Compensation Committee of the Board (defined below) to the effect that Catalina has achieved or exceeded such targets. In addition, Catalina will pay the premiums for you to continue your group health insurance coverage (as provided to employees generally from time to time) under COBRA, at active employee contribution rates, during the Severance Period (or until you earlier obtain comparable coverage under another plan). You agree that Catalina has given you a copy of its current policy. Catalina will also provide senior executive level career transition assistance at its expense for a period of 12 months, beginning on any date that you select within 3 months following the effective date of your termination, by an outplacement firm of your choice and acceptable to Catalina. If you accept new employment before such 12 months are up, Catalina will no longer pay for any outplacement services.
IF YOU DIE OR BECOME DISABLED	Catalina will pay you all the benefits in the top box above AND, in addition, Catalina will pay a prorated bonus at target for the fiscal year during which termination occurred.

(b)           Termination for Cause. Catalina may terminate your employment for Cause at any time if you engage in any of the “Cause” activities below. However, if, in Catalina’s reasonable judgment, your misconduct can be cured, Catalina will give you written notice so that you will have an opportunity to cure the misconduct. If you do not do so within ten (10) business days, then you may be terminated for Cause.

You can be terminated for “Cause” if you:

(i)	engage in willful, intentional, reckless, or grossly negligent misconduct the purpose or effect of which is to materially and adversely affect any member of the Group;
(ii)	falsify any work, personnel or company records;
(iii)	knowingly and without authorization take company funds or property or make unauthorized charges against any of the Group’s accounts;
(iv)	repeatedly refuse to perform your duties;
(v)

materially breach any of your obligations under this Agreement, the Change of Control Agreement or Catalina’s Code of Business Conduct & Ethics except because of a physical or mental illness, injury or condition;

(vi)	are convicted of, or you enter a plea of guilty or no contest to, a felony involving moral turpitude or materially violate any federal or state securities law;
(vii)	repeatedly and excessively use of alcohol or illegal drugs after Catalina’s Board of Directors (the “Board”) has warned you that your employment would be terminated if you continued such use; or
(viii)

engage in any other willful, intentional, reckless or grossly negligent misconduct or gross insubordination which impacts your ability to effectively perform your duties or harms the Group in a material way.

In considering whether to terminate you for Cause, the Board, or a person or committee designated by the Board, may exercise its discretion to conduct factual investigations and to interview you or other individuals that it determines to be appropriate under the circumstances.

(c)           Termination for Disability. Except as prohibited by law, Catalina may terminate your employment as a result of Disability, or may transfer you to inactive employment status, which has the same effect. “Disability” means a physical or mental illness, injury or condition that prevents you from performing any or all of the essential functions of your job duties for at least 90 consecutive calendar days, or for a least 120 calendar days, whether or not consecutive, in any 365 calendar day period, as determined by a licensed physician reasonably satisfactory to Catalina and you. The Board’s determination that you have a Disability will be final and binding for purposes of determining our respective rights and obligations under this Agreement.

(d)           Discharge Other Than for Cause or Disability. As explained in Section 2, Catalina may terminate your employment at any time for any reason, and without advance notice. If Catalina terminates you without Cause, you will receive the special benefits provided for in “If Catalina Terminates You Other Than For Cause, Disability or Death” only when you sign a General Release Agreement (Exhibit A) and the release becomes effective.

(e)           Death. If you die while employed under this Agreement, Catalina will make the payments as provided in “If You Die or Become Disabled” in Section 3(a).

(f)            Disputes Under this Section. The Board’s determination that Catalina had “Cause” for your termination is final and binding. Except as expressly provided elsewhere in this Agreement, all other disputes under the Agreement, including disputes relating to this Section 3, will be resolved by arbitration under Section 6.

(g)           No Reduction in Base Compensation. Catalina will not reduce your base salary without your approval. If Catalina breaks this promise, you may resign with good reason and will receive the same severance benefits as if you were discharged other than for Cause.

4.	Your Covenants

(a)           Confidential Information. During your employment, you will have access to confidential information (whether or not identified as confidential, and whether or not in writing) of or relating to Catalina or other member of the Group (and its or their businesses and products) which may be useful to, or have commercial or economic value to, Catalina or other members of the Group (“Confidential Information”). Confidential Information includes, but is not limited to, such things as trade secrets, know-how, negative know-how, formulas, compilations, programs, devices, methods, techniques, customer lists, pricing schedules, budgets, forecasts, financial information, processes, discoveries and inventions (including, without limitation, inventions and all data and information relating thereto), marketing information, financial information, business plans and strategies, information regarding manufacturer and retail customers and suppliers, and any other data or information which may be useful to, or have actual or potential commercial or economic value to, Catalina or other members of the Group. Confidential Information includes information in all media including information that is communicated orally, in writing or electronically, or that is stored electronically. Confidential Information does not include any information which Catalina has deliberately and publicly disclosed without restriction, or which third parties have developed independently without breaching any obligations to Catalina.

(b)           Promise Not to Disclose. You agree that, during and after your employment with Catalina, all Confidential Information is the sole property of Catalina and other members of the Group, and you will not disclose any Confidential Information to any other person or use any Confidential Information for any purpose, and will otherwise keep all Confidential Information in the strictest confidence, except only as necessary in performing your duties as an employee of Catalina or pursuant to legal process. If you become aware that you are or may be required to disclose any Confidential Information by legal process (for example, a subpoena to testify or produce documents), you agree to give immediate notice to Catalina of the request for disclosure and to cooperate with Catalina to contest the disclosure (if so elected by Catalina) and, if possible, obtain confidential treatment for any Confidential Information which is disclosed.

(c)           Third Party Information. Catalina has obligations of confidentiality and restrictions on the use of confidential information it receives from others (“Third Party Information”). Therefore, you agree that, while you work for Catalina, and thereafter, except as required for your duties for Catalina, you will not disclose any Third Party Information to anyone or use any Third Party Information for any purpose, and will keep all Third Party Information in the strictest confidence and treat Third Party Information as Confidential Information.

(d)           Promise Not to Solicit. Your position exposes you to Confidential Information regarding customers, clients and other business associates of Catalina and enables you to learn how best to serve them and to form, develop, and maintain business relationships with Catalina employees, consultants, customers and vendors, and to develop and maintain customer goodwill. You agree that all the Confidential Information, relationships and goodwill are the property of Catalina. You further agree that, while employed with Catalina and for [twelve (12) months] after your employment ends for any reason (together, the “Restricted Period”) you (i) will not contact, encourage or solicit any employee or consultant of Catalina who was an employee or consultant on or before the termination of your employment to leave Catalina or to perform services for any other person, entity or company (however, in the case of a consulting firm engaged by Catalina which does not provide to Catalina the services of one or more individuals on substantially a full time or exclusive basis, such restriction shall be only to the extent its services would be in connection with any products or services that compete with products or services offered by Catalina); and (ii) will not contact, solicit or have any communications with any client of Catalina or any retailer with whom you dealt during the last eighteen (18) months of your employment with Catalina, in connection with any products or services that compete with products or services offered by Catalina.

(e)            Promise Not to Engage in Certain Activities. You agree that during the Restricted Period, you will not, without the prior written consent of Catalina, accept any employment; provide any services, advice or information; assist or engage in any activity (as an employee, consultant or in any other capacity, whether paid or unpaid) with; or own any part of or become involved in a joint venture with, any entity or individual in the business, directly or indirectly, for profit or not, which engages in an activity which is in competition with Catalina or any member of the Group. For the purposes hereof, competition shall be determined by referring to the nature of the Group’s business or prospective business as specified in Catalina’s most current SEC filings and employee distributed press releases (collectively, “Competing Businesses”). The parties agree that, based on the foregoing but subject to the balance of this paragraph, Competing Businesses are limited to those described in Schedule 1 hereto as amended from time to time as herein provided. The Board of

Directors of Catalina, no more frequently than every 24 months, may make a good faith determination that additional entities constitute Competing Businesses. Catalina promptly shall notify you of any such determination and the identity of such additional entities. Thirty (30) days thereafter, unless you notify Catalina of your objection, such entities shall be added to Schedule 1. If you object to the addition of any entity to Schedule 1, this Agreement and the Change of Control Agreement shall terminate upon the date of your notice to Catalina except that your covenants under this Section 4 shall survive (as they existed prior to the addition of such entity), together with any other provisions of this Agreement necessary to interpret or enforce this Section 4. Because Catalina's services and customer base are nationwide in scope and are being expanded outside the United States, this paragraph's restrictions apply to any state of the United States and any other country throughout the world in which Catalina is doing, or has active plans to do, business on the date of termination. To assure compliance with this provision during the Restricted Period, you agree to inform the Chief Executive Officer of Catalina at least two weeks before you begin any business affiliation, employment or consulting engagement with any entity listed or described on Schedule 1 as amended from time to time.

(f)            Promise Not to Disparage. You agree that, during the Restricted Period, you will not take any action or make any written or oral statements which are intended to, or in effect, criticize, denigrate or disparage the goodwill, business, services or reputation of Catalina or any Group member, or any of their stockholders, officers, directors, affiliates or advisors. When your employment ends for any reason, Catalina will tell its officers and directors not to make any false statements about you.

(g)           Certain Obligations Upon Termination of Employment. When your employment ends for any reason, you agree to immediately deliver to Catalina all documents, including, but not limited to, data, drawings, customer lists, pricing schedules, budgets, forecasts, financial information, manuals, letters, notes, reports, and copies, computer or other security passwords, and other materials that came into your possession through your association with Catalina.

(h)           Acknowledgement Regarding Covenants. You agree that your promises and agreements in this Section 4 are reasonable and necessary to protect Catalina’s interests and are reasonably limited in time, scope and area. Given your position and the information you now have and will have regarding Catalina, and the business relationships and goodwill which you will be responsible for developing on behalf of Catalina, you agree that Catalina will be greatly damaged if you violate these promises and agreements. If you do breach this Section 4, you agree that Catalina will be entitled (in addition to any other remedy it may have) to (i) a decree or order for specific performance of the promise or covenant. and (ii) an injunction restraining the violation or threatened violation of the promise or covenant. In addition (and without affecting any of Catalina’s other remedies), since any violation of Section 4 will be contrary to Catalina’s interests and by your violation you will no longer be acting in accordance with the long term interests of Catalina, if you do breach Section 4 you agree to give up any future payments or benefits you otherwise may have under this Agreement and also to reimburse Catalina for all payments or benefits provided to you under this Agreement (other than those constituting earned wages under applicable law).

5.             Options and Other Equity Programs. This Agreement does not change or affect your rights or obligations under any stock option or other equity program in which you participate during your employment. Your rights and obligations under any stock option, stock grant or other equity program continue to be governed only by the terms of those options, grants or programs. This Agreement, however, will be construed in unison with the Change of Control Agreement as stated in that agreement.

6.             Arbitration of Disputes. Except as stated in Section 3(f), and except for Catalina’s right to seek relief in court under Section 4, and except as prohibited by law, all disputes between Catalina and you will be resolved by arbitration under the Arbitration Agreement attached as Exhibit B. This Section 6 remains in effect after the termination of this Agreement forever.

7.             Notice. Any written notice required to be given by one party to the other party hereunder is effective if mailed by certified or registered mail:

To Catalina:	Catalina Marketing Corporation
200 Carillon Parkway
St. Petersburg, Florida 33716
Attn: Chief Executive Officer
To you:	Your address in Catalina’s payroll records or another address as may be stated in a notice given to Catalina with reference to this Section 7.

8.             Amendment. This Agreement may be modified, waived, or discharged only (a) by a court of competent jurisdiction or a duly constituted arbitration panel, and then only as set forth in Section 12 to the smallest extent necessary to make any particular provision legally enforceable, or (b) by a written document approved by the Board on behalf of Catalina and signed by Catalina’s Chief Executive Officer and you. A waiver of any condition or provision of this Agreement in a given instance does not constitute a waiver of that condition or provision at any other time.

9.             Interpretation; Exclusive Forum. The laws of the state of Florida govern the validity, interpretation, construction and performance of this Agreement (except for any laws that require the use of another jurisdiction’s laws). Any litigation, arbitration or similar proceeding with respect to this Agreement may be brought only within Florida. Both parties to this Agreement consent to Florida’s jurisdiction and agree that venue anywhere in Florida is proper.

10.	Successors.

(a)           Assumption Required. In addition to obligations imposed by law on a successor to Catalina, during the term of this Agreement, Catalina will require any successor to all or substantially all of its business or assets, including any Change in Control (as defined in the Change of Control Agreement) to expressly assume and agree to perform this Agreement in the same way and to the same extent that Catalina was required to perform.

(b)           Heirs and Assigns. Although you may not assign this Agreement, it will apply to the benefit of, and be enforceable by, you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount is still payable to you under this Agreement, that amount will be paid to the executor, personal representative or administrator of your estate.

11.          Taxes. Catalina will withhold taxes from payments it makes to you pursuant to this Agreement as required by applicable law.

12.          Validity. The invalidity or unenforceability of any part of this Agreement will not affect the validity or enforceability of any other part of this Agreement. If any provision of this Agreement is held to be unenforceable because of the geographical area covered, its duration or its scope, you agree that the court or arbitration tribunal making the determination may reduce or limit the geographical area, duration and/or scope, and the restriction will be enforceable in its reduced form. You and Catalina hereby request that any court or tribunal interpret each part of this Agreement in an enforceable manner and, if and to the extent required for enforceability, to so reduce the geographical area, duration and/or scope.

13.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original and all of which together are the same Agreement.

14.          Entire Agreement. All oral or written agreements or representations, express or implied, about the subject matter of this Agreement are set forth or referenced in this Agreement.

15.          Headings. Headings contained in this Agreement are for our convenience only and do not limit this Agreement or affect its interpretation.

16.          Tax Liabilities and Code Section 409A. You are solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”)) that may result from any payments or benefits that you receive under this Agreement. These payments or benefits may be reduced by any applicable employment or withholding taxes. In addition, Catalina will suspend payment of any cash amounts you are entitled to receive under Section 3 during the six-months following termination of your employment (the “409A Suspension Period”), unless Catalina reasonably determines that paying the amounts in accordance with Section 3 will not result in your liability for additional tax under Section 409A. As soon as reasonably practical after the end of the 409A Suspension Period, you will receive a lump sum payment in cash for an amount equal to any cash payments that Catalina doesn’t make during the 409A Suspension Period. After that, you will receive any remaining payments under Section 3 in accordance with its terms (as if there had not been any suspension of payments).

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

CATALINA MARKETING CORPORATION

Date: October 1, 2006	______________________________
Frederick W. Beinecke
Chairman of the Board

Date: October 1, 2006	______________________________
[EMPLOYEE NAME]

SCHEDULE 1

LIST OF SECTION 4(E) COMPANIES

October 1, 2006

[****]

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

EXHIBIT A

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Release”) is made on ______, ___, 2006 between Catalina Marketing Corporation (“Catalina”) and [________________] (“you”):

WHEREAS, You and Catalina signed a Severance Agreement dated October 1, 2006 (the “Severance Agreement”);

NOW THEREFORE, in consideration of the mutual Agreements set forth in this agreement, the parties agree as follows:

1.	Employment Termination

You agree that your employment with Catalina has ended or will end on [date].

2.	Claims Released by you

In consideration for the benefits in this Agreement, you irrevocably and unconditionally releases and discharge Catalina and its current and former parent companies, affiliates, subsidiaries, divisions, successors and assigns, and all of their current and former employees, officers, directors, owners, stockholders, representatives, administrators, fiduciaries, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of the programs) (collectively, the “Released Parties”) from any and all claims or demands you may have against the Released Parties. This includes claims arising out of your employment with, and separation from, Catalina other than claims (i) for your rights to indemnification under the Company’s bylaws or indemnification agreements in effect on the date hereof, (ii) for coverage under Catalina’s insurance provisions or policies providing for directors’ and officers’ liability coverage, (iii) for unpaid amounts you are due under the Severance Agreement, (iv) seeking enforcement of this Release, and (v) vested awards or benefits under the Company’s employee benefit plans and programs.

You agree to release any rights or claims you may have based on federal, state or local law, rule, statute or regulation, or the common law, and specifically includes, but isn’t limited to, claims under the following laws: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1996; the Florida Civil Rights Act; and any other federal, state or local law, rule, statute or regulation. This release covers both claims that you know about and those you may not know about at this time.

You agree that you will never file any lawsuit or complaint based on the claims purportedly released in this Release. You promise never to seek any damages, remedies, or other relief for you personally (any right to which you hereby waive) by filing or prosecuting a charge with any administrative agency with respect to any claim purportedly released by this Release.

3.	Release of ADEA Claims.

In exchange for the benefits provided to you under this Release, you agree that the release of claims under Section 2, above includes a release of claims under the Age Discrimination in Employment Act of 1967 (the “ADEA”). You irrevocably and unconditionally forever release and discharge Catalina and the Released Parties from any and all actual or potential, known or unknown claims that you presently may have under the ADEA.

4.	Claims released by Catalina

In consideration for your commitments set forth in the Severance Agreement and in this Release, Catalina irrevocably and unconditionally releases and discharges you and your heirs, executors, personal representatives and successors and assigns, from any and all claims, including attorneys' fees, complaints, liabilities, obligations, damages, actions of any nature, known or unknown, suspected or unsuspected, that it ever had or now has relating in any way to your employment relationship or the termination of your employment relationship with Catalina other than claims arising from any act or omission by you which constitutes gross negligence, willful misconduct or fraud. For purposes of this Section 4, “willful” means that your act or failure to act was taken or omitted not in good faith and without reasonable belief that his action or omission was in the best interests of Catalina.

5.	Non-admission of Liability

This Release is not an admission of guilt or wrongdoing by you or any of the Released Parties.

6.	Confidentiality

You agree to keep the fact and terms of this Release in strict confidence. You agree not to disclose this document, its contents or subject matter to any person other than your immediate family, attorney, accountant or income tax preparer, or otherwise as required by law. Catalina and the Released Parties agree to keep the fact the terms of this Release in strict confidence except to the extent required by law or to enforce its terms.

7.	Consideration of Release

You acknowledge that, before signing this Release, you were given at least 21 calendar days to consider it. You waive any right you might have to additional time beyond this 21 day period within which to consider this Release. You acknowledge that: (a) you used that time to consider this Release before signing it; (b) you carefully read this Release; (c) you fully understand what this Release means; (d) you are entering into it voluntarily; (e) you are receiving valuable consideration in exchange for signing this Release that you would not otherwise be entitled to receive; and (f) Catalina, in writing, encouraged you to discuss this Release with your attorney (at your own expense) before signing it, and that you did so to the extent you thought appropriate.

You may revoke your release of ADEA claims within seven (7) days after you signs this Release, in which case, this Agreement will be null and void. As a result, you won’t be entitled to any of the benefits set forth in this agreement and will only receive those benefits you would have received if Catalina had discharged you “for cause” under the terms of the Severance Agreement.

8.	Miscellaneous

This Release with Sections 3, 4, 5, 6 and 16 of the Severance Agreement, and the Mutual Agreement to Arbitrate Claims attached as Exhibit B to the Severance Agreement, are the entire Agreement between you and Catalina pertaining to the subject matter of this Release. This Release may not be modified or canceled in any manner except by a writing signed by both you and an authorized Catalina official. You acknowledge that Catalina has made no representations or promises to you concerning this subject matter other than those in this Release. If any provision in this Release is found to be unenforceable, all other provisions will remain fully enforceable. It isn’t necessary that Catalina sign this Release for it to become binding on both Executive and Catalina. This Release binds your heirs, administrators, representatives, executors, successors, and assigns, and will serve to the benefit of the Released Parties and their heirs, administrators, representatives, executors, successors, and assigns. This Release is governed by the statutes and common law of the State of Florida (except for any that require the use of another jurisdiction’s laws). Section headings in this Agreement are included for convenience of reference only and are not a part of this Agreement for any other purpose.

CATALINA MARKETING CORPORATION
Date: ____________________	______________________________
Name:
Title:
Date: ____________________	_____________________________

EXHIBIT B

MUTUAL AGREEMENT TO ARBITRATE CLAIMS

[Insert name] (“you”) recognize that Catalina Marketing Corporation (“Catalina”) and you may have differences during or following your employment with Catalina, and relating to your employment. You understand and agree that by signing this Agreement to Arbitrate Claims (“Agreement”), you anticipate gaining the benefits of a confidential, impartial dispute-resolution procedure.

Except as provided in this Agreement, the Federal Arbitration Act governs the interpretation, enforcement and all proceedings pursuant to this Agreement. To the extent that the Federal Arbitration Act either is inapplicable, or held not to require arbitration of a particular claim or claims, Florida law pertaining to agreements to arbitrate applies.

You understand that any reference in this Agreement to Catalina will be a reference also to all of its subsidiary and affiliated entities, all benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, and affiliates, and all successors and assigns of any of them.

1.	Claims Covered by the Agreement

You and Catalina mutually consent to the resolution by arbitration of all claims, past, present or future, which arise, directly or indirectly, out of your employment (or its termination) and, the Severance Agreement dated [insert date] and Change of Control Agreement dated [insert date] except as stated in those agreements, and any claim that Catalina may have against you or that you may have against Catalina and its parent companies, affiliates, subsidiaries, divisions, successors and assigns, and each of their current and former employees, officers, directors, owners, stockholders, representatives, administrators, fiduciaries or agents in their capacity as such or otherwise (“claims”). The claims covered by this Agreement include, but aren’t limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); and claims for violation of any federal, state, or other governmental law, statute, regulation or ordinance, except claims excluded elsewhere in this Agreement.

Except as otherwise provided in this Agreement, both you and Catalina agree that neither of you will initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination to the EEOC or similar fair employment practices agency, or an administrative charge within the jurisdiction of the National Labor Relations Board or U.S. Department of Labor), in any way related to any claim covered by this Agreement. If Catalina or you prevails on a motion to compel arbitration following the initiation of any lawsuit or administrative action concerning any claim covered by this Agreement, that party will be entitled to an award of reasonable attorney’s fees acquired in the action.

2.	Claims Not Covered by the Agreement

This Agreement doesn’t cover claims for workers’ compensation or unemployment compensation benefits; or any claim as to which final and binding arbitration can’t be required as a matter of law.

Claims, either by Catalina or by you, seeking injunctive or other equitable relief for alleged violations of intellectual property rights and non-disclosure, non-competition, and non-solicitation covenants, per Section 4 of the Severance Agreement also aren’t covered by this Agreement (although all other aspects of these claims, including any claims for damages, are covered by this Agreement). Similarly, claims either by Catalina or by you for breach of any post-employment separation agreement, including, but not limited to, the Release Agreement, aren’t covered by this Agreement.

3.	Required Notice of All Claims and Statute of Limitations

Catalina and you agree that the aggrieved party must give written notice of any claim to the other party. This notice must be given no later than the applicable statute of limitations as may be prescribed by law.

Written notice to Catalina, or its officers, directors, employees or agents, will be sent to Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716, Attn: Chief Executive Officer. You will be given written notice at the last address recorded in your personnel file.

The written notice must identify and describe the nature of all claims asserted and the facts upon which the claims are based. The notice must be sent to the other party by certified or registered mail, return receipt requested.

4.	Representation

Any party may be represented by an attorney or other representative selected by the party.

5.	Discovery

Each party has the right to take the deposition of three (3) individuals and any expert witness designated by another party. Each party also has the right to make requests for production of documents to any party. The subpoena right specified below applies to discovery pursuant to this Section. Additional discovery may be had where the arbitrator selected pursuant to this Agreement so orders, upon an appropriate showing of justification.

6.	Designation of Witnesses

At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

7.	Subpoenas

Each party will have the right to subpoena witnesses and documents for the arbitration.

8.	Arbitration Procedures

The arbitration will be held under the auspices of the American Arbitration Association (“AAA”) in the City of St. Petersburg, Florida.

Catalina and you agree that, except as provided in this Agreement, the arbitration will be in accordance with the AAA’s National Rules for Resolution of Employment Disputes (or other then-current employment arbitration procedures). The arbitrator will be either a retired judge, or an attorney licensed to practice law in Florida and will have demonstrated experience and expertise in executive compensation matters (the “Arbitrator”).

The Arbitrator will be selected as follows. The sponsoring organization will give each party a list of 11 arbitrators drawn from its panel of employment dispute arbitrators. Each party may eliminate all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual will be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties will eliminate names alternately from the list of common names until only one remains. The party who did not initiate the claim will eliminate first. If no common name exists on the lists of all parties, the sponsoring organization will furnish an additional list and the process will be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties will eliminate alternately from a third list, with the party initiating the claim eliminating first, until only one name remains. That person will be designated as the Arbitrator.

The Arbitrator will apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. If the parties’ dispute concerns a contract in which the parties have included a choice of law provision, the Arbitrator will apply the law as designated by the parties. The Arbitrator is without jurisdiction to apply any different substantive law, or law of remedies. The Arbitrator, and not any federal, state, or local court or agency, has exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration will be final and binding upon the parties, except as provided in this Agreement.

The Arbitrator has jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator has the authority to hear and adjudicate a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing the motions under the Federal Rules of Civil Procedure.

Either party may obtain a court reporter to provide a stenographic record of proceedings.

Either party, upon request at the close of hearing, will be allowed to file a post-hearing brief. The time for filing the brief will be set by the Arbitrator.

The Arbitrator will render a written, reasoned award and opinion in the form setting forth the Arbitrator’s findings and conclusions.

9.	Arbitration Fees and Costs

Catalina will be responsible for paying any filing fee and the fees and costs of the Arbitrator and the arbitration; provided, however, that if you are the party initiating the claim, you are responsible for contributing an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in Florida. Each party will pay for its own costs and attorneys’ fees, if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys’ fees, or if there is a written Agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party, under the standards for fee shifting provided by law.

10.	Judicial Review

Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement or to enforce an arbitration award.

11.	Interstate Commerce

You understand and agree that Catalina is engaged in transactions involving interstate commerce and that the Federal Arbitration Act applies to this Agreement.

12.	Requirements for Modification or Revocation

This Agreement to arbitrate will survive the termination of your employment. It can only be revoked or modified by a writing signed by the parties that specifically states an intent to revoke or modify this Agreement.

13.	Sole and Entire Agreement

This is the complete Agreement of the parties on the subject of arbitration of disputes. This Agreement supersedes any prior or contemporaneous oral or written understandings on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

14.	Severability

If any provisions of this Agreement are adjudged to be void or otherwise unenforceable, in whole or in part, this adjudication won’t affect the validity of the remainder of the Agreement, as the parties hereto intend to create a binding Agreement to arbitrate regardless of the unenforceability of any particular term or terms.

15.	Consideration

The promises by Catalina and by you to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

16.	Voluntary Agreement

YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS AGREEMENT, THAT YOU UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN CATALINA AND YOU RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT YOU HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY CATALINA OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT YOU ARE GIVING UP YOUR RIGHT TO A JURY TRIAL.

YOU FURTHER ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH YOUR PRIVATE LEGAL COUNSEL AND HAVE TAKEN THAT OPPORTUNITY TO THE EXTENT YOU WISH TO DO SO.

CATALINA MARKETING CORPORATION
Date: ____________________	______________________________
Name:
Title:
Date: ____________________	_____________________________